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EXHIBIT 5.1 LEGAL OPINION OF THOMAS A. BRAUN, ATTORNEY


                                 BRAUN & COMPANY
               777 HORNBY STREET, SUITE 702, VANCOUVER, BC V6Z 1S2
                TELEPHONE (604) 605-0507 FACSIMILE (604) 605-0508

                                                              September 21, 2004


Board of Directors
MIV Therapeutics, Inc.
1-8765 Ash Street
Vancouver, B.C. V6P 6T3

Re: Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

You have requested our opinion with respect to certain matters in connection with MIV Therapeutics Inc's (the "Company") filing of a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of an aggregate of 5,000,000 shares of the Company's common stock, $.001 par value (the "Shares"), pursuant to the Company's 2004 Incentive Stock Option Plan (the "Stock Option Plan").

In connection with this opinion, we have examined the Registration Statement and such other documents, records, certificates, memoranda and other instruments as we deemed necessary for the basis of this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Stock Option Plan and the Registration Statement and related prospectus, will be validly issued, fully paid and non-assessable.

                                                               Very truly yours,



                                                             /s/ Thomas A. Braun
                                                             -------------------
                                                                 Thomas A. Braun